UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AVALON HOLDING GROUP, INC.
 (Exact name of registrant as specified in its charter)

Nevada                                                                                     26-3608086
 (State of incorporation or organization)                                                                                        (I.R.S. Employer Identification No.)

   6536 102nd PLACE NE, KRLAND, WA                                                                                                                          98033
  (Address of principal executive offices)                                                                                                                            (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.    [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    [X]

Securities Act registration statement file number to which this form relates:     333-157618   (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
                                                                                 (Title of Class)

                                                                                 (Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The information set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-157618) under the Securities Act of 1933, as filed with the Securities and Exchange Commission on March 2, 2009, and as may be amended after the date hereof (the “Registration Statement”), is hereby incorporated by reference.

Item 2.	Exhibits

The following Exhibits are filed with this registration statement:

Number	Description
3.1	Articles of Incorporation.	*
3.2	Bylaws.	*

* Previously filed with the Registrant’s Registration Statement on Form S-1, SEC File Number 333-157618, filed with the Securities and Exchange Commission on March 2, 2009, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AVALON HOLDING GROUP, INC., a
Nevada corporation

Date: August 3, 2010

By: /s/ Phillip Jennings
Name:  PHILLIP JENNINGS
Title:           President (principal executive officer) and
Treasurer (principal accounting officer and principal financial officer)